n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 101 East Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com

FOR MORE INFORMATION CONTACT:
Lisa Stoner
Humana Investor Relations
(502) 580-2652
e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Fourth Quarter 2025 Financial Results;
Provides Full Year 2026 Financial Guidance

•Reports 4Q25 net loss per share of $6.61 on a GAAP basis, Adjusted net loss per share of $3.96; reports full year (FY) 2025 earnings per share (EPS) of $9.84 on a GAAP basis, $17.14 on an Adjusted basis; quarterly and FY Adjusted results in line with management's expectations
•4Q25 Insurance segment GAAP benefit ratio of 93.1 percent; FY 2025 Insurance segment GAAP benefit ratio of 90.4 percent, slightly better than guidance of 'the top end of the range of 90.1 percent to 90.5 percent'
•Introduces FY 2026 GAAP EPS guidance of 'at least $8.89'; 'at least $9.00' on an Adjusted basis; the anticipated year-over-year decline results from the Star Ratings headwind for Bonus Year 2026, net of mitigation
•Anticipates FY 2026 individual Medicare Advantage membership growth of 'approximately 25 percent' over 2025; driven by new sales and improved retention from the company's customer-led benefit strategy and changes to its customer service approach
•Continued growth in the CenterWell and Medicaid platforms
◦Growth of 100,600 patients, or over 25 percent, in CenterWell Senior Primary Care during 2025, including approximately 32,000 patients associated with the acquisition of The Villages Health
◦Expanded Medicaid footprint, which now spans 13 states, including Georgia and Texas which are expected to launch in 2027
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 8:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (February 11, 2026) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net (loss) earnings per share (EPS) for the quarter ended December 31, 2025 (4Q25) versus the quarter ended December 31 31, 2024 (4Q24) and for the year ended December 31, 2025 (FY 2025) versus the year ended December 31, 2024 (FY 2024) as noted in the tables below.

Consolidated (loss) income before income taxes and equity in net losses (pretax results) in millions	4Q25 (a)	4Q24 (a)	FY 2025 (a)	FY 2024 (a)
Generally Accepted Accounting Principles (GAAP)	($1,011)	($862)	$1,555	$1,721
Amortization associated with identifiable intangibles	8	14	51	60
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	53	155	513	296
Value creation initiatives	129	130	449	281
Impact of exit of employer group commercial medical products business	—	67	(62)	144
Settlement of certain litigation expenses	—	—	15	—
Loss on sale of business	4	—	67	—
Impairment charges	221	200	253	200
Adjusted (non-GAAP)	($596)	($296)	$2,841	$2,702

(Net loss per share) EPS	4Q25 (a)	4Q24 (a)	FY 2025 (a)	FY 2024 (a)
GAAP	($6.61)	($5.76)	$9.84	$9.98
Amortization associated with identifiable intangibles	0.07	0.12	0.42	0.50
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.45	1.29	4.25	2.45
Value creation initiatives	1.07	1.08	3.72	2.33
Impact of exit of employer group commercial medical products business	—	0.55	(0.52)	1.19
Settlement of certain litigation expenses	—	—	0.13	—
Loss on sale of business	0.03	—	0.55	—
Impairment charges	1.83	1.66	2.09	1.65
Cumulative net tax impact of non-GAAP adjustments	(0.80)	(1.10)	(3.34)	(1.89)
Adjusted (non-GAAP)	($3.96)	($2.16)	$17.14	$16.21
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year quarterly and FY comparisons.
“We were pleased with our solid financial performance and operational progress in 2025,” said Humana President and CEO Jim Rechtin. "We continue to feel good about our consumer-focused strategy and our individual Medicare Advantage membership growth in 2026, which will allow us to build for the future with even better outcomes and experiences."

FY 2026 Earnings Guidance
Humana introduces its GAAP EPS guidance for the year ending December 31, 2026 (FY 2026) of 'at least $8.89', or 'at least $9.00' on an Adjusted basis. The FY 2026 projected guidance anticipates a year-over-year decline as a result of the Star Ratings headwind for Bonus Year 2026, net of mitigation. Additional FY 2026 guidance points are included on page 14 of this earnings release.

Diluted earnings per share (a)	FY 2026 Guidance	FY 2025
GAAP	at least $8.89	$9.84
Amortization associated with identifiable intangibles	0.15	0.42
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments (b)	—	4.25
Value creation initiatives (b)	—	3.72
Impact of exit of employer group commercial medical products business (b)	—	(0.52)
Settlement of certain litigation expenses (b)	—	0.13
Loss on sale of business (b)	—	0.55
Impairment charges (b)	—	2.09
Cumulative net tax impact	(0.04)	(3.34)
Adjusted (non-GAAP) – FY 2026 projected (b); FY 2025 reported	at least $9.00	$17.14
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	4Q25 (a)	4Q24 (a)	FY 2025 (a)	FY 2024 (a)
Revenues	$32,515	$29,213	$129,664	$117,761
Revenues - Adjusted (non-GAAP)	$32,640	$29,199	$129,789	$117,210
Pretax results	($1,011)	($862)	$1,555	$1,721
Pretax results - Adjusted (non-GAAP)	($596)	($296)	$2,841	$2,702
(Net loss per share) EPS	($6.61)	($5.76)	$9.84	$9.98
(Net loss per share) EPS - Adjusted (non-GAAP)	($3.96)	($2.16)	$17.14	$16.21
Benefit ratio	93.0%	91.5%	90.2%	89.8%
Benefit ratio - Adjusted (non-GAAP)	93.0%	91.3%	90.2%	89.7%
Operating cost ratio	13.7%	14.4%	12.0%	11.8%
Operating cost ratio - Adjusted (non-GAAP)	13.0%	13.2%	11.5%	11.3%
Operating cash flows			$921	$2,966
Parent company cash and short term investments			$1,543	$562
Debt-to-total capitalization			41.1%	41.9%
Days in claims payable (DCP)	31.9	37.8
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Consolidated Revenues
The favorable year-over-year quarterly and FY GAAP consolidated revenues comparisons were primarily driven by the following factors:
•higher per member Medicare and state-based contracts premiums, with the Medicare increase largely driven by an increased direct subsidy due to the Inflation Reduction Act (IRA), and
•membership growth in the company's state-based contracts and stand-alone PDP businesses.
These factors were partially offset by the membership decline within the individual Medicare Advantage business, inclusive of the company's decision to exit certain unprofitable plans and counties in 2025.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.
Consolidated Benefit Ratio
The year-over-year increase in the quarterly and FY GAAP consolidated benefit ratios primarily reflected the following:
•a shift in line of business mix resulting from growth in the state-based contracts and stand-alone PDP businesses, which carry a higher benefit ratio, combined with a reduction in individual Medicare Advantage membership,
•incremental investments to improve member and patient outcomes and support operational excellence, and
•the year-over-year increase in the Medicare stand-alone PDP benefit ratio driven by the impact of the IRA; the year-over-year quarterly comparison was further negatively impacted as a result of the change in Medicare Part D seasonality due to the implementation of the IRA in 2025.
These factors were partially offset by the following:
•individual Medicare Advantage pricing inclusive of plan exits and benefit design changes, which more than offset claims trend and the funding environment, and
•the anticipated higher favorable prior period medical claims reserve development (prior period development) in 2025.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefit ratios for the respective periods.
Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development (c) $ in millions Basis points (bps)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	FY
Prior Period Development from prior years recognized in 2025	$477	$161	$275	$116	$1,029
Decrease to GAAP benefit ratio	(160 bps)	(50 bps)	(90 bps)	(40 bps)	(80 bps)
Prior Period Development from prior years recognized in 2024	$535	$134	$24	$8	$701
Decrease to GAAP benefit ratio	(190 bps)	(50 bps)	(10 bps)	(0 bps)	(60 bps)
Consolidated Operating Cost Ratio
The year-over-year improvement in the quarterly consolidated GAAP operating cost ratio from 4Q24 primarily resulted from the following:

•administrative cost efficiencies resulting from the company's value creation initiatives,
•operating leverage associated with increased revenues from the impact of the IRA as described above, and
•a lesser operating cost impact from impairment costs in 2025.
These factors were partially offset by the following:
•business mix changes, including within the CenterWell segment which runs a significantly higher operating cost ratio than the Insurance segment, and
•the operating leverage impact associated with the loss of individual Medicare Advantage membership.
The modest year-over-year increase in the FY 2025 GAAP consolidated operating cost ratio was primarily driven by the net unfavorable impact of the factors impacting the quarterly comparison as described above, as well as higher charges associated with the company's value creation plan.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratios for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 31.9 days at December 31, 2025 represented a decrease of 1.3 days from 33.2 days at September 30, 2025 and a decrease of 5.9 days from 37.8 days at December 31, 2024.
The sequential and year-over-year comparisons were primarily impacted by an increased proportion of Medicare prescription drug benefit expense in 2025 as a result of structural changes associated with the IRA. Pharmacy claims are processed more quickly than medical claims leading to a lower benefits payable for claims incurred but not reported (IBNR) and DCP. The respective declines were further impacted by lower reserve requirements in provider-capitation accruals, including the impact of payments to providers in accordance with the respective risk-sharing arrangements.
•Humana's debt-to-total capitalization at December 31, 2025 increased 80 basis points to 41.1 percent from 40.3 percent at September 30, 2025 primarily driven by the impact of the 4Q25 net loss, partially offset by the repayment of senior notes in 4Q25.
Operating cash flows
FY 2025 GAAP operating cash flows decreased from the FY 2024 period primarily reflecting timing impacts, including the year-over-year increase in receivables due to the IRA and the unfavorable impact of working capital items.
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results ($ in millions)	4Q25 (a)	4Q24 (a)	FY 2025 (a)	FY 2024 (a)
Revenues	$31,343	$28,170	$124,563	$113,764
Revenues - Adjusted (non-GAAP)	$31,343	$28,156	$124,563	$113,213
Benefit ratio	93.1%	92.1%	90.4%	90.4%
Benefit ratio - Adjusted (non-GAAP)	93.1%	91.9%	90.4%	90.3%
Operating cost ratio	10.8%	11.0%	9.1%	9.2%
Operating cost ratio - Adjusted (non-GAAP)	10.8%	11.0%	9.1%	9.2%
(Loss) income from operations	($927)	($646)	$1,664	$1,289
(Loss) income from operations - Adjusted (non-GAAP)	($923)	($575)	$1,696	$1,483

Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Insurance Segment Revenues
The year-over-year increases in the quarterly and FY GAAP segment revenues from the respective 2024 periods primarily reflected the following items:
•higher per member Medicare and state-based contracts premiums, with the Medicare increase largely driven by an increased direct subsidy due to the IRA, and
•membership growth in the company's state-based contracts and stand-alone PDP businesses.
These factors were partially offset by the membership decline within the individual Medicare Advantage business, inclusive of the company's decision to exit certain unprofitable plans and counties.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment revenues for the respective periods.
Insurance Segment Benefit Ratio
The year-over-year comparisons of the quarterly and FY GAAP segment benefit ratios primarily reflected the following:
•a shift in line of business mix resulting from growth in the state-based contracts and stand-alone PDP businesses, which carry a higher benefit ratio, combined with a reduction in individual Medicare Advantage membership,
•incremental investments to improve member and patient outcomes and support operational excellence, and
•the year-over-year increase in the Medicare stand-alone PDP benefit ratio driven by the impact of the IRA; the year-over-year quarterly comparison was further negatively impacted as a result of the change in Medicare Part D seasonality due to the implementation of the IRA in 2025.
These factors were partially offset by the following:
•individual Medicare Advantage pricing inclusive of plan exits and benefit design changes, which more than offset claims trend and the funding environment, and
•anticipated higher favorable prior period development in 2025.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment benefit ratios for the respective periods.
Insurance Segment Operating Cost Ratio
The modest year-over-year decreases in the quarterly and FY GAAP segment operating cost ratios from the respective 2024 periods primarily related to the following:
•administrative cost efficiencies resulting from the company's value creation initiatives, and
•operating leverage associated with increased revenues from the impact of the IRA as described above.
These factors were partially offset by the operating leverage impact of the loss of individual Medicare Advantage membership.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment operating cost ratios for the respective periods.

January 2026 Ending Medicare Advantage Membership
January 2026 individual Medicare Advantage membership approximated 6,280,000, up 1,030,700, or 20 percent, from December 31, 2025. The increase reflects net membership gains during the recently completed 2026 Annual Election period (AEP).
Included within the individual Medicare Advantage membership are approximately 900,000 Dual Eligible Special Need Plans (D-SNP) members, an increase of 139,500, or 18 percent, from December 31, 2025.
January 2026 group Medicare Advantage membership approximated 730,000, up approximately 161,600, or 28 percent, from December 31, 2025, reflecting net membership additions from the 2026 selling season.
Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), primary care, and home solutions. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results ($ in millions)	4Q25	4Q24	FY 2025	FY 2024
Revenues	$5,962	$5,130	$22,473	$19,936
Operating cost ratio	94.2%	92.5%	93.1%	92.2%
Income from operations	$298	$327	$1,339	$1,329
Income from operations - Adjusted (non-GAAP) (d)	$345	$385	$1,558	$1,553
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
CenterWell Segment Revenues
The favorable year-over-year quarterly and FY CenterWell GAAP segment revenues comparisons were primarily driven by higher revenues associated with growth in the company's pharmacy and primary care businesses, partially offset by the impact of the v28 risk model revision.
CenterWell Segment Operating Cost Ratio
The year-over-year increases in the segment's GAAP quarterly and FY operating cost ratios primarily resulted from the following:
•continued phase-in of the v28 risk model revision within the company's primary care business, and
•the uptick of volume within CenterWell Specialty Pharmacy, which carries a higher operating cost ratio than the traditional pharmacy business.
These factors were partially offset by the following:
•continued maturation of the v28 mitigation activities within the primary care business, and
•administrative cost efficiencies resulting from the company's value creation initiatives.
See additional operational metrics for the CenterWell segment on pages S-13 through S-15 of the statistical supplement included in this earnings release.

Conference Call

Humana will host a live question-and-answer session for analysts at 8:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question-and-answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

A webcast of the 4Q25 earnings call may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/.

If you anticipate asking a question during the question-and-answer session, please register in advance at this link - https://register-conf.media-server.com/register/BIb3f01f81dd3b4f7cb8331d38dad89903.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID.

The company suggests participants listening via the web or the conference call sign in or dial in at least 15 minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at https://humana.gcs-web.com/, approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The company’s non-GAAP measures are not intended to normalize earnings, eliminate volatility, or represent future performance. Non-GAAP measures are subject to inherent limitations and may differ from similarly titled measures used by other companies. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings release, the following items are excluded from the non-GAAP financial measures described above, as applicable.
•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes the exclusion of this non-cash expense provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS (net loss per share), and Insurance and CenterWell segments' income from operations. The table below discloses respective period amortization expense for each segment:

Amortization (in millions)	4Q25	4Q24	FY 2025	FY 2024
Insurance segment	$4	$4	$17	$17
CenterWell segment	$4	$10	$34	$43

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These non-cash amounts are the result of fair value measurements associated with the company's primary care strategic partnership and are unrelated to the company's core business performance. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS (net loss per share).
•Value creation initiatives - These charges relate to the company's multi-year transformation program, as approved by management with defined scope and milestones. The intent of the program is to re-align the company’s cost structure, operating model, and technology footprint with evolving market conditions. These costs primarily include severance and associate exit costs, asset impairments, and external consulting expenses incurred to execute the program. These charges were recorded at the corporate level and not allocated to the segments. The company has consistently applied this adjustment across all periods. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS (net loss per share), and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For FY 2025, 4Q24, and FY 2024, GAAP measures affected include consolidated pretax results and EPS (net loss per share). Additionally for 4Q24 and FY 2024, impacted measures also include consolidated revenues, consolidated benefit ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Settlement of certain litigation expenses - These charges relate to expenses that the company recognized in connection with a discrete legal matter. The nature and magnitude of this settlement are not indicative of the company’s ongoing operations. For FY 2025, GAAP measures affected in this release include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Loss on sale of business - This discrete disposition is not part of the company's ordinary course operations and the impacts recognized from the disposal do not reflect core operational performance. The loss primarily reflects the difference between the carrying value and proceeds at the time of sale. For 4Q25 and FY 2025, GAAP measures affected in this release include consolidated pretax results and EPS (net loss per share).
•Impairment charges - The company recognized non-cash impairment charges related to certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets. Additionally, the company recognized non-cash impairment charges in 4Q25 related to a discrete joint-venture investment for which the company held minority ownership interests that were deemed to be unrecoverable based on recent market activity. These charges were recorded at the corporate level and not allocated to the segments. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS (net loss per share), and the consolidated operating cost ratio. For 4Q25 and FY 2025, the GAAP measure of consolidated revenues (specifically investment income) was further impacted.
•Cumulative net tax impact - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense at the applicable marginal rate related to the aforementioned items excluded from the applicable GAAP measures. For 4Q25 and FY 2025, the tax adjustment reflects the impact of the loss on sale of business, which exceeded the book loss. The related tax benefit from the loss on sale of business is realizable via capital loss carryback. The tax impact of the aforementioned items differs from the statutory rates due to jurisdictional mix, limitations on deductibility, and other factors. The cumulative tax impact is not intended to represent a normalized effective tax rate or expected future tax outcomes. For all periods presented in this earnings release, EPS (net loss per share) is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

CONSOLIDATED Revenues (in millions)	4Q25	4Q24	FY 2025	FY 2024
GAAP	$32,515	$29,213	$129,664	$117,761
Impairment charges	125	—	125	—
Impact of exit of employer group commercial medical products business	—	(14)	—	(551)
Adjusted (non-GAAP)	$32,640	$29,199	$129,789	$117,210

INSURANCE SEGMENT Revenues (in millions)	4Q25	4Q24	FY 2025	FY 2024
GAAP	$31,343	$28,170	$124,563	$113,764
Impact of exit of employer group commercial medical products business	—	(14)	—	(551)
Adjusted (non-GAAP)	$31,343	$28,156	$124,563	$113,213

Benefit ratio

CONSOLIDATED Benefit ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	93.0%	91.5%	90.2%	89.8%
Impact of exit of employer group commercial medical products business	—%	(0.2)%	—%	(0.1)%
Adjusted (non-GAAP)	93.0%	91.3%	90.2%	89.7%

INSURANCE SEGMENT Benefit ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	93.1%	92.1%	90.4%	90.4%
Impact of exit of employer group commercial medical products business	—%	(0.2)%	—%	(0.1)%
Adjusted (non-GAAP)	93.1%	91.9%	90.4%	90.3%

Operating cost ratio

CONSOLIDATED Operating cost ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	13.7%	14.4%	12.0%	11.8%
Value creation initiatives	(0.4)%	(0.5)%	(0.4)%	(0.2)%
Impact of exit of employer group commercial medical products business	—%	—%	—%	(0.1)%
Settlement of certain litigation expenses	—%	—%	—%	—%
Impairment charges	(0.3)%	(0.7)%	(0.1)%	(0.2)%
Adjusted (non-GAAP)	13.0%	13.2%	11.5%	11.3%

INSURANCE SEGMENT Operating cost ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	10.8%	11.0%	9.1%	9.2%
Impact of exit of employer group commercial medical products business	—%	—%	—%	—%
Settlement of certain litigation expenses	—%	—%	—%	—%
Adjusted (non-GAAP)	10.8%	11.0%	9.1%	9.2%

Insurance Segment - (Loss) Income from operations

INSURANCE SEGMENT (Loss) income from operations (in millions)	4Q25	4Q24	FY 2025	FY 2024
GAAP	($927)	($646)	$1,664	$1,289
Amortization associated with identifiable intangibles	4	4	17	17
Settlement of certain litigation expenses	—	—	15	—
Impact of exit of employer group commercial medical products business	—	67	—	177
Adjusted (non-GAAP)	($923)	($575)	$1,696	$1,483

(b) FY 2026 GAAP EPS guidance and FY 2026 Adjusted (non-GAAP) EPS guidance exclude the impact of future value changes to items that have not yet been recognized and cannot currently be reasonably estimated.

(c) Prior period reserve development does not include the effects of provider risk-sharing arrangements, which are accounted for separately based on contractual settlement terms.

(d) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry.

CENTERWELL SEGMENT Income from operations (in millions)	4Q25	4Q24	FY 2025	FY 2024
GAAP	$298	$327	$1,339	$1,329
Depreciation and amortization expense	47	58	219	224
Adjusted (non-GAAP)	$345	$385	$1,558	$1,553
Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected.
•The number of Humana’s Medicare Advantage plans rated 4-star or higher significantly declined in 2025. Humana filed a lawsuit seeking to set aside and vacate the 2025 Star Ratings of its Medicare Advantage plans, and on October 14, 2025, the Court issued a decision rejecting Humana's challenge. Although the company has appealed that decision, there can be no assurances that it will ultimately prevail in the lawsuit. If the company is not successful, the decline in Star Ratings will negatively impact its 2026 quality bonus payments from CMS and may also significantly adversely affect the company’s revenues, operating results, and cash flows. In addition, there can be no assurances the company will be successful in maintaining or improving its Star Ratings in future years.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems (including systems powered by or incorporating artificial intelligence (AI) or machine learning (ML)), or to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2024;
•Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025; and
•Form 8-Ks filed during 2025 and 2026.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Full Year 2026 Projections - As of February 11, 2026

Diluted earnings per common share (EPS)

GAAP: 'at least $8.89'
Non-GAAP: 'at least $9.00'

Total Revenues
Consolidated	At least $160 billion	Consolidated and segment level revenue projections include expected investment income. Segment level revenues include amounts that eliminate in consolidation.
Insurance segment	At least $155 billion
CenterWell segment	At least $25 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	growth of approximately 25 percent
Group Medicare Advantage	growth of approximately 150,000
Individual Medicare stand-alone PDP	growth of approximately 1,000,000
State-based contracts	growth of 25,000 to 100,000	State-based contracts guidance includes membership in Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, South Carolina, Virginia, and Wisconsin.

Benefit Ratio Insurance segment	GAAP: 92.75% +/- 25 bps	Ratio calculation: benefits expense as a percent of premiums revenues.

Operating Cost Ratio Consolidated	GAAP: 10.0% +/- 25 bps	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income.

Segment Results
Insurance segment income from operations	GAAP: approximately breakeven	CenterWell segment Non-GAAP income from operations excludes the projected impact of segment depreciation and amortization.
CenterWell segment income from operations	GAAP: $1.3B to $1.8B Non-GAAP: $1.5B to $2.0B

Effective Tax Rate	GAAP: approximately 25.5%
Weighted Avg. Share Count for Diluted EPS	approximately 121 million
Cash flows from operations	GAAP: $2.5 billion to $2.9 billion
Capital expenditures	approximately $650 million

Humana Inc.
Statistical Schedules
and
Supplementary Information
4Q25 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 4Q25 Earnings Release

(S-3)	Summary of Results - Consolidated and Segments - Quarter & FY
(S-4)	Consolidated Statements of Income - Quarter & FY
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows - FY
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - FY
(S-11)	Membership Detail
(S-12)	Premiums and Services Revenue Detail
(S-13) - (S-15)	CenterWell Segment - Pharmacy Solutions, Primary Care, & Home Solutions
(S-16)	Footnotes

Humana Inc. Summary of Results ($ in millions, except per share amounts)	4Q25 (a)	4Q24 (a)	FY 2025 (a)	FY 2024 (a)
CONSOLIDATED
Revenues	$32,515	$29,213	$129,664	$117,761
Revenues - Adjusted (non-GAAP)	$32,640	$29,199	$129,789	$117,210
Pretax results	($1,011)	($862)	$1,555	$1,721
Pretax results - Adjusted (non-GAAP)	($596)	($296)	$2,841	$2,702
(Net loss per share) EPS	($6.61)	($5.76)	$9.84	$9.98
(Net loss per share) EPS - Adjusted (non-GAAP)	($3.96)	($2.16)	$17.14	$16.21
Benefit ratio	93.0%	91.5%	90.2%	89.8%
Benefit ratio - Adjusted (non-GAAP)	93.0%	91.3%	90.2%	89.7%
Operating cost ratio	13.7%	14.4%	12.0%	11.8%
Operating cost ratio - Adjusted (non-GAAP)	13.0%	13.2%	11.5%	11.3%
Operating cash flows			$921	$2,966
Parent company cash and short term investments			$1,543	$562
Debt-to-total capitalization			41.1%	41.9%
Days in claims payable (DCP)	31.9	37.8
INSURANCE SEGMENT
Revenues	$31,343	$28,170	$124,563	$113,764
Revenues - Adjusted (non-GAAP)	$31,343	$28,156	$124,563	$113,213
Benefit ratio	93.1%	92.1%	90.4%	90.4%
Benefit ratio - Adjusted (non-GAAP)	93.1%	91.9%	90.4%	90.3%
Operating cost ratio	10.8%	11.0%	9.1%	9.2%
Operating cost ratio - Adjusted (non-GAAP)	10.8%	11.0%	9.1%	9.2%
(Loss) income from operations	($927)	($646)	$1,664	$1,289
(Loss) income from operations - Adjusted (non-GAAP)	($923)	($575)	$1,696	$1,483
CENTERWELL SEGMENT
Revenues	$5,962	$5,130	$22,473	$19,936
Operating cost ratio	94.2%	92.5%	93.1%	92.2%
Income from operations	$298	$327	$1,339	$1,329
Income from operations - Adjusted (non-GAAP) (d)	$345	$385	$1,558	$1,553
Refer to the "Footnotes" section included in the previous narrative portion of this release (beginning on page 8) for further explanation of disclosures for
Adjusted (non-GAAP) financial measures, as well as reconciliations.

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended December 31,		For the year ended December 31,

	2025	2024	2025	2024
Revenues:
Premiums	$30,884	$27,750	$122,825	$112,104
Services	1,499	1,166	5,833	4,431
Investment income	132	297	1,006	1,226
Total revenues	32,515	29,213	129,664	117,761
Operating expenses:
Benefits	28,721	25,381	110,812	100,664
Operating costs	4,438	4,167	15,450	13,696
Depreciation and amortization	164	208	698	839
Total operating expenses	33,323	29,756	126,960	115,199
(Loss) income from operations	(808)	(543)	2,704	2,562
Loss on sale of business	4	—	67	—
Interest expense	146	164	631	660
Other expense, net	53	155	451	181
(Loss) income before income taxes and equity in net losses	(1,011)	(862)	1,555	1,721
(Benefit) provision from income taxes	(249)	(216)	250	413
Equity in net losses (A)	(14)	(37)	(102)	(94)
Net (loss) income	(776)	(683)	1,203	1,214
Net income attributable to noncontrolling interests	(20)	(10)	(15)	(7)
Net (loss) income attributable to Humana	$(796)	$(693)	$1,188	$1,207
Basic (loss) earnings per common share	$(6.61)	$(5.76)	$9.87	$10.01
Diluted (loss) earnings per common share	$(6.61)	$(5.76)	$9.84	$9.98
Shares used in computing basic (loss) earnings per common share (000’s)	120,339	120,455	120,454	120,571
Shares used in computing diluted (loss) earnings per common share (000’s)	120,339	120,455	120,826	120,869

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$4,200	$2,221
Investment securities	15,703	18,214
Receivables, net	3,270	2,704
Other current assets	9,560	6,676
Total current assets	32,733	29,815
Property and equipment, net	2,231	2,532
Long-term investment securities	493	421
Equity method investments	638	697
Goodwill	9,686	9,631
Other long-term assets	3,128	3,383
Total assets	$48,909	$46,479
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$9,967	$10,440
Trade accounts payable and accrued expenses	5,717	5,259
Book overdraft	306	403
Unearned revenues	356	260
Short-term debt	—	577
Total current liabilities	16,346	16,939
Long-term debt	12,369	11,144
Other long-term liabilities	2,457	1,951
Total liabilities	31,172	30,034
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,719,321 issued at December 31, 2025	33	33
Capital in excess of par value	3,600	3,463
Retained earnings	29,075	28,317
Accumulated other comprehensive loss	(633)	(1,067)
Treasury stock, at cost, 78,128,009 shares at December 31, 2025	(14,418)	(14,371)
Total stockholders’ equity	17,657	16,375
Noncontrolling interests	80	70
Total equity	17,737	16,445
Total liabilities and equity	$48,909	$46,479
Debt-to-total capitalization ratio	41.1%	41.9%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the year ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$1,203	$1,214
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of business	67	—
Loss (gain) on investment securities, net	50	(24)
Equity in net losses	102	94
Stock-based compensation	241	207
Depreciation	773	908
Amortization	51	60
Impairment of property and equipment	28	237
Impairment of indefinite-lived intangible assets	128	200
Deferred income taxes	75	(192)
Changes in operating assets and liabilities, net of effect of businesses acquired and disposed:
Receivables	(570)	(669)
Other assets	(2,173)	1,003
Benefits payable	(472)	199
Other liabilities	1,322	(373)
Unearned revenues	96	(6)
Other	—	108
Net cash provided by operating activities	921	2,966
Cash flows from investing activities
Proceeds from sale of business, net	115	—
Acquisitions, net of cash and cash equivalents acquired	(81)	(89)
Purchases of property and equipment	(546)	(575)
Proceeds from the sale of property and equipment	23	7
Changes in securities lending collateral receivable	(220)	(418)
Purchases of investment securities	(6,440)	(8,185)
Proceeds from maturities of investment securities	2,912	2,982
Proceeds from sales of investment securities	6,510	3,376
Other	—	(50)
Net cash provided by (used in) investing activities	2,273	(2,952)
Cash flows from financing activities
Payments from contract deposits, net	(1,076)	(1,933)
Proceeds from issuance of senior notes, net	1,481	2,232
Repayments of senior notes	(948)	(1,107)
Repayments from issuance of commercial paper, net	(5)	(907)
Debt issue costs	(5)	(7)
Change in book overdraft	(97)	50
Common stock repurchases	(151)	(817)
Dividends paid	(430)	(431)
Change in securities lending payable	220	418
Change in rebate factor payable	(123)	123
Other, net	(81)	(108)
Net cash used in financing activities	(1,215)	(2,487)
Increase (decrease) in cash and cash equivalents	1,979	(2,473)
Cash and cash equivalents at beginning of period	2,221	4,694
Cash and cash equivalents at end of period	$4,200	$2,221

Humana Inc.
Consolidating Statements of Income—For the three months ended December 31, 2025 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$22,502	$—	$—	$22,502
Group Medicare Advantage	2,192	—	—	2,192
Medicare stand-alone PDP	1,920	—	—	1,920
Total Medicare	26,614	—	—	26,614
State-based contracts and other	3,720	—	—	3,720
Specialty benefits	251	—	—	251
Medicare Supplement	299	—	—	299
Total premiums	30,884	—	—	30,884
Services revenue:
Home solutions	—	352	—	352
Primary care	—	588	—	588
Pharmacy solutions	—	267	—	267
Military services and other	292	—	—	292
Total services revenue	292	1,207	—	1,499
Total revenues—external customers	31,176	1,207	—	32,383
Intersegment revenues	1	4,755	(4,756)	—
Investment income	166	—	(34)	132
Total revenues	31,343	5,962	(4,790)	32,515
Operating expenses:
Benefits	28,765	—	(44)	28,721
Operating costs	3,360	5,617	(4,539)	4,438
Depreciation and amortization	145	47	(28)	164
Total operating expenses	32,270	5,664	(4,611)	33,323
(Loss) income from operations	$(927)	$298	$(179)	$(808)
Benefit ratio	93.1%			93.0%
Operating cost ratio	10.8%	94.2%		13.7%

Humana Inc.
Consolidating Statements of Income—For the three months ended December 31, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$21,500	$—	$—	$21,500
Group Medicare Advantage	1,891	—	—	1,891
Medicare stand-alone PDP	728	—	—	728
Total Medicare	24,119	—	—	24,119
State-based contracts and other	3,159	—	—	3,159
Commercial fully-insured	8	—	—	8
Specialty benefits	238	—	—	238
Medicare Supplement	226	—	—	226
Total premiums	27,750	—	—	27,750
Services revenue:
Home solutions	—	317	—	317
Primary care	—	366	—	366
Pharmacy solutions	—	232	—	232
Military services and other	245	—	—	245
Commercial ASO	6	—	—	6
Total services revenue	251	915	—	1,166
Total revenues—external customers	28,001	915	—	28,916
Intersegment revenues	1	4,215	(4,216)	—
Investment income	168	—	129	297
Total revenues	28,170	5,130	(4,087)	29,213
Operating expenses:
Benefits	25,547	—	(166)	25,381
Operating costs	3,089	4,745	(3,667)	4,167
Depreciation and amortization	180	58	(30)	208
Total operating expenses	28,816	4,803	(3,863)	29,756
(Loss) income from operations	$(646)	$327	$(224)	$(543)
Benefit ratio	92.1%			91.5%
Operating cost ratio	11.0%	92.5%		14.4%

Humana Inc.
Consolidating Statements of Income—For the year ended December 31, 2025 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$90,403	$—	$—	$90,403
Group Medicare Advantage	9,014	—	—	9,014
Medicare stand-alone PDP	6,844	—	—	6,844
Total Medicare	106,261	—	—	106,261
State-based contracts and other	14,477	—	—	14,477
Specialty benefits	989	—	—	989
Medicare Supplement	1,098	—	—	1,098
Total premiums	122,825	—	—	122,825
Services revenue:
Home solutions	—	1,401	—	1,401
Primary care	—	2,197	—	2,197
Pharmacy solutions	—	1,218	—	1,218
Military services and other	1,017	—	—	1,017
Total services revenue	1,017	4,816	—	5,833
Total revenues—external customers	123,842	4,816	—	128,658
Intersegment revenues	4	17,657	(17,661)	—
Investment income	717	—	289	1,006
Total revenues	124,563	22,473	(17,372)	129,664
Operating expenses:
Benefits	111,043	—	(231)	110,812
Operating costs	11,260	20,915	(16,725)	15,450
Depreciation and amortization	596	219	(117)	698
Total operating expenses	122,899	21,134	(17,073)	126,960
Income (loss) from operations	$1,664	$1,339	$(299)	$2,704
Benefit ratio	90.4%			90.2%
Operating cost ratio	9.1%	93.1%		12.0%

Humana Inc.
Consolidating Statements of Income—For the year ended December 31, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$88,019	$—	$—	$88,019
Group Medicare Advantage	7,731	—	—	7,731
Medicare stand-alone PDP	3,137	—	—	3,137
Total Medicare	98,887	—	—	98,887
State-based contracts and other	10,915	—	—	10,915
Commercial fully-insured	501	—	—	501
Specialty benefits	955	—	—	955
Medicare Supplement	846	—	—	846
Total premiums	112,104	—	—	112,104
Services revenue:
Home solutions	—	1,313	—	1,313
Primary care	—	1,248	—	1,248
Pharmacy solutions	—	904	—	904
Military services and other	916	—	—	916
Commercial ASO	50	—	—	50
Total services revenue	966	3,465	—	4,431
Total revenues—external customers	113,070	3,465	—	116,535
Intersegment revenues	4	16,471	(16,475)	—
Investment income	690	—	536	1,226
Total revenues	113,764	19,936	(15,939)	117,761
Operating expenses:
Benefits	101,299	—	(635)	100,664
Operating costs	10,443	18,383	(15,130)	13,696
Depreciation and amortization	733	224	(118)	839
Total operating expenses	112,475	18,607	(15,883)	115,199
Income (loss) from operations	$1,289	$1,329	$(56)	$2,562
Benefit ratio	90.4%			89.8%
Operating cost ratio	9.2%	92.2%		11.8%

Humana Inc.
Membership Detail (Unaudited)
In thousands

Members may not be unique to each product since members have the ability to enroll in more than one product.
	December 31, 2025	Average 4Q25	December 31, 2024	September 30, 2025
Medical Membership:
Individual Medicare Advantage*	5,249.3	5,246.4	5,661.8	5,237.3
Group Medicare Advantage	568.4	568.9	545.7	569.8
Total Medicare Advantage	5,817.7	5,815.3	6,207.5	5,807.1
Medicare stand-alone PDP	2,462.6	2,456.7	2,288.2	2,446.2
Total Medicare	8,280.3	8,272.0	8,495.7	8,253.3
Medicare Supplement	498.4	491.2	377.3	474.7
State-based contracts and other	1,615.6	1,630.1	1,459.9	1,658.8
Military services	4,605.4	4,605.4	6,009.1	4,605.4
Total excluding employer group commercial medical	14,999.7	14,998.7	16,342.0	14,992.2
Fully-insured commercial medical	—	—	0.3	—
ASO commercial	—	—	4.8	—
Total employer group commercial medical	—	—	5.1	—
Total Medical Membership	14,999.7	14,998.7	16,347.1	14,992.2
Specialty Membership:
Dental—fully-insured (B)	2,107.6	2,101.7	2,054.5	2,097.8
Dental—ASO	307.5	307.1	301.3	308.7
Total Dental	2,415.1	2,408.8	2,355.8	2,406.5
Vision	1,926.2	1,920.1	1,843.6	1,911.4
Other supplemental benefits	401.3	397.1	362.6	392.9
Total Specialty Membership	4,742.6	4,726.0	4,562.0	4,710.8

	December 31, 2025	Member Mix December 31, 2025	December 31, 2024	Member Mix December 31, 2024
Individual Medicare Advantage Membership
HMO	2,624.9	50%	2,857.7	50%
PPO/PFFS	2,624.4	50%	2,804.1	50%
Total Individual Medicare Advantage	5,249.3	100%	5,661.8	100%
Individual Medicare Advantage Membership
Shared Risk (C)	1,947.9	37%	2,114.9	38%
Path to Risk (D)	1,638.2	31%	1,879.4	33%
Total Value-based	3,586.1	68%	3,994.3	71%
Other	1,663.2	32%	1,667.5	29%
Total Individual Medicare Advantage	5,249.3	100%	5,661.8	100%
*Individual Medicare Advantage membership includes 760,500 Dual Eligible Special Need Plans (D-SNP) members as of December 31, 2025, a net decrease of 176,600, or 19 percent, from 937,100 as of December 31 2024, and down 5,300, or 1 percent, from 765,800 as of September 30, 2025.

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the three months ended December 31,		For the year ended December 31,		Per Member per Month (I) For the three months ended December 31,		Per Member per Month (I) For the year ended December 31,

	2025	2024	2025	2024	2025	2024	2025	2024

Insurance
Individual Medicare Advantage	$22,502	$21,500	$90,403	$88,019	$1,430	$1,264	$1,440	$1,307
Group Medicare Advantage	2,192	1,891	9,014	7,731	1,284	1,154	1,316	1,176
Medicare stand-alone PDP	1,920	728	6,844	3,137	261	106	234	112
State-based contracts and other (E)	3,720	3,159	14,477	10,915	729	699	709	627
Commercial fully-insured (F)	—	8	—	501	N/A	345	N/A	563
Specialty benefits (G)	251	238	989	955	19	19	19	18
Medicare Supplement	299	226	1,098	846	203	203	203	205
Military and other (H)	293	246	1,021	920
Commercial ASO	—	6	—	50
Total	31,177	28,002	123,846	113,074

CenterWell
Pharmacy solutions	3,550	2,993	12,959	11,628
Primary care	1,524	1,279	5,986	4,945
Home solutions	888	858	3,528	3,363
Total	5,962	5,130	22,473	19,936

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended December 31, 2025	For the three months ended December 31, 2024	For the three months ended September 30, 2025

Generic Dispense Rate
Total Medicare	90.1%	90.9%	90.4%

Mail-Order Penetration
Total Medicare	25.7%	27.6%	25.9%

	For the year ended December 31, 2025	For the year ended December 31, 2024

Generic Dispense Rate
Total Medicare	90.5%	91.0%

Mail-Order Penetration
Total Medicare	25.9%	28.3%

Humana Inc.
CenterWell Segment - Primary Care (J) (Unaudited)

	As of December 31, 2025*			As of December 31, 2024			Year-over-Year Change
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	146	445	111,400	133	327	79,400	9.8%	36.1%	40.3%
Wholly-owned	204	874	304,900	211	675	246,500	(3.3)%	29.5%	23.7%
Independent Physician Associations			74,800			64,600			15.8%
Total	350	1,319	491,100	344	1,002	390,500	1.7%	31.6%	25.8%

	As of September 30, 2025			Sequential Change
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	147	423	106,200	(0.7)%	5.2%	4.9%
Wholly-owned	195	769	266,400	4.6%	13.7%	14.5%
Independent Physician Associations			74,500			0.4%
Total	342	1,192	447,100	2.3%	10.7%	9.8%

*Includes 8 primary care centers and approximately 32,000 patients associated with the acquisition of The Villages Health, which closed in November 2025.

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the three months ended December 31, 2025	For the three months ended December 31, 2024	Year-over-Year Growth

Episodic Admissions (L)	76,215	77,429	(1.6)%
Total Admissions - Same Store (M)	103,521	102,457	1.0%

	For the year ended December 31, 2025	For the year ended December 31, 2024	Year-over-Year Growth

Episodic Admissions (L)	315,369	321,862	(2.0)%
Total Admissions - Same Store (M)	428,342	418,603	2.3%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
4Q25 Earnings Release

A.Net losses associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. For these Downside Risk arrangements, the provider is measured against a medical expense ratio target and the company may share savings from reduction to the total cost of care of the defined membership. The result is a high level of engagement on the part of the provider. Under these arrangements, the company may contract with providers to accept partial, full, or global financial risk. In certain instances (capitated shared risk) of these arrangements, the company may choose to prepay these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing.
D.A Path to Risk provider is one who has a high level of engagement and has contracted with the company to participate in an Upside Only/Shared Savings total cost of care arrangement and/or in one of Humana’s Quality Bonus programs (Model Practice), through which the company rewards the provider for achieving quality and utilization targets. Providers who are contracted in an Upside Only/Shared Savings arrangement may receive a portion of achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense targets. These contracts may also include a Downside Risk trigger (future date or membership threshold) which has not yet been met.
E.Per Member per Month (PMPM) shown reflects only Medicaid premiums and average Medicaid membership for the period; includes impact of dual eligible demonstration members.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the PMPM metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened or acquired since 2020 under a Welsh, Carson, Anderson & Stowe (WCAS) joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center, net of the impact of the consolidation of care centers that occurred during the last twelve months.